UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 14, 2011

Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

New York	0-11174	14-1160510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47 Main Street, Warwick, New York	10990
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	845-986-8080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David Cuthbert to the Company’s Board of Directors

On December 15, 2011, Warwick Valley Telephone Company (the “Company”) issued a press release announcing the appointment of David Cuthbert, Executive Vice President and Chief Operating Officer of the Company, to the Company’s board of directors. Mr. Cuthbert will fill a vacancy on the board and expects to stand for re-election at the annual meeting of stockholders of the Company to be held in 2012. Mr. Cuthbert is not expected to serve on any board committees at this time and will not be entitled to any additional compensation for his service as a director.

There was no arrangement or understanding between Mr. Cuthbert and any other person pursuant to which he was appointed to the board of directors.

As previously reported in the Company’s Current Reports on Form 8-K, Mr. Cuthbert is a member of Alteva, LLC. Prior to Mr. Cuthbert’s appointment as an executive officer and director of the Company, the Company entered into an Asset Purchase Agreement, dated July 14, 2011, among the Company, Warwick Valley Networks, Inc., a wholly-owned subsidiary of the Company, and Alteva, LLC (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, the Company agreed to pay Alteva, LLC up to a total of $2,000,000 in cash on August 5, 2012 and 2013 (or prior to January 1, 2013 depending on certain tax law changes), if certain performance-based conditions are satisfied (the “Earnout Payments”). Mr. Cuthbert will indirectly benefit from any Earnout Payments paid by the Company to Alteva, LLC as a result of his and his family members’ aggregate 14.4% membership interest in Alteva, LLC.

New Employment Agreement with Duane W. Albro

On December 15, 2011, in the same press release, the Company announced the extension of Duane W. Albro’s services as President and Chief Executive Officer for a three-year period.

Mr. Albro’s new employment agreement provides for a three-year term beginning April 11, 2012. The agreement will automatically be renewed for successive one-year periods unless the Company or Mr. Albro gives written notice of non-renewal to the other at least 60 days before the expiration of the initial term or any subsequent renewal period.

Mr. Albro will receive an annual base salary of $375,000, subject to annual increases as the Company may determine. Mr. Albro is eligible to receive an annual cash bonus and incentive compensation in the form of equity-based awards (stock options and restricted stock) under the Company’s Amended and Restated 2008 Long-Term Incentive Compensation Plan each year in accordance with an applicable plan approved by the board or the compensation committee for such year. Mr. Albro’s cash bonus plan for 2012 is targeted at 70% of his base salary and the incentive compensation component is targeted at 30,000 stock options and 12,000 shares of restricted stock, provided certain financial performance criteria are met in 2012. The elements of performance and the weighting associated with each financial metric will determine the applicable payout factor that will be used to calculate both the annual cash bonus and incentive compensation amounts. The board or the compensation committee of the board, in its sole discretion, may determine subsequent measurement metrics for 2012 and each subsequent year, and may also, in its sole discretion, change or eliminate the applicable plan at any time. The board or compensation committee of the board, in its sole discretion, determines whether any cash bonus and/or incentive compensation is to be paid for a given year and the amount of such cash bonus or incentive compensation. In order to be eligible to receive a cash bonus or incentive compensation, Mr. Albro must be employed with the Company on the respective payment date.

In lieu of continuing the housing and travel allowance and gross-up that Mr. Albro receives under his current employment agreement, on or before December 31, 2011, the Company will make a lump-sum payment to Mr. Albro of $200,000 (the “Signing Bonus”). The Signing Bonus will be subject to clawback in the event that Mr. Albro voluntarily terminates his employment with the Company, dies, or the Company terminates his employment for cause prior to January 1, 2015. The amount to be repaid to the Company by Mr. Albro or his estate in the event of his death under this clawback will be $200,000 multiplied by a fraction the denominator of which is 36 and the numerator of which is 36 less the number of full months from January 1, 2012 through the date of Mr. Albro’s termination or death. This clawback will be paid to the Company by Mr. Albro or his estate in cash within ten days following Mr. Albro’s termination or death.

Mr. Albro’s employment may be terminated at any time for any reason by the Company or Mr. Albro upon written notice. Mr. Albro will be entitled to compensation and benefits depending on the circumstances of the termination of employment. If Mr. Albro’s employment is terminated without cause and not in connection with a change of control, Mr. Albro will be entitled to a severance payment equal to 100% of his annual base salary in effect as of the date of his termination of employment. He will also receive the target amount of his annual cash bonus for the year in which the termination of employment occurs. Both of these amounts will be paid in a lump sum payment. Mr. Albro will also be entitled to the continuation of benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.

In the event that Mr. Albro is terminated due to a change in control (as such term is defined in Mr. Albro’s new employment agreement), he will be entitled to the same compensation and benefits listed in the above paragraph except that he will be entitled to receive a cash payment equal to 150% of his annual base salary and target cash bonus. Both of these amounts will be paid in a lump sum payment. Mr. Albro will also be entitled to the continuation of benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination. In addition, any unvested or restricted equity compensation such as stock options and restricted stock will immediately vest.

This new employment agreement between Mr. Albro and the Company supersedes the prior employment agreement between them.

A copy of Mr. Albro’s new employment agreement is attached hereto as Exhibit 10.1.

The press release announcing Mr. Cuthbert’s appointment to the Board of Directors and the extension of Mr. Albro’s service as the Company’s President and Chief Executive Officer is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of December 14, 2011

99.1	Press Release dated December 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

Dated: December 15, 2011	By:	/s/ Duane W. Albro
Duane W. Albro
President and Chief Executive Officer